                                  Exhibit 4(b)
                                  ------------


                  Rabbi Trust Agreement, dated November 6, 1997, between Dominion Homes, Inc. and The Huntington Trust Company, N.A. Related to Amended and Restated Dominion Homes, Inc. Executive Deferred Compensation Plan




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


                              RABBI TRUST AGREEMENT

         THIS AGREEMENT, made this 6th day of November, 1997 by and between Dominion Homes, Inc. (the "Company") and The Huntington Trust Company, N.A. (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Company has adopted the Dominion Homes, Inc. Amended and Restated Executive Deferred Compensation Plan (the "Plan");

         WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

         WHEREAS, the Company wishes to establish a trust (hereinafter called "the Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                    Section l
                                    ---------

                             Establishment of Trust
                             ----------------------

         (a) The Company hereby deposits with the Trustee in trust ONE HUNDRED Dollars ($100.00), which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established is revocable by the Company; but it shall become irrevocable upon a Change in Control, as such term is defined in the Plan.



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         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) Within 30 days following the end of the Plan year (i) ending after the Trust has become irrevocable pursuant to Section 1(b) hereof and (ii) each succeeding Plan year thereafter, the Company shall be required to irrevocably deposit additional cash or other assets to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the Plan year and each succeeding Plan year.

                                    Section 2
                                    ---------

                          Payments to Plan Participants
                          -----------------------------
                             and Their Beneficiaries
                             -----------------------

         (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant and his or her beneficiaries, that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form (cash, securities or other assets) in which such amount is to be paid (as provided for or available under the Plan) and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.


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         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company if principal and earnings are not sufficient.

                                    Section 3
                                    ---------

                    Trustee Responsibility Regarding Payments
                    -----------------------------------------
                 to Trust Beneficiary When Company is Insolvent
                 ----------------------------------------------

         (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due; or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                  (i) The Board of Directors and the Chief Executive Officer (the "CEO") of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                  (ii) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.



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                  (iii) If at any time the Trustee has determined that the
Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in the Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

                  (iv) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                    Section 4
                                    ---------

                             Payments to the Company
                             -----------------------

         Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

                                    Section 5
                                    ---------

                              Investment Authority
                              --------------------

         (a) It is intended that the assets of the Trust will be invested by the Trustee in securities (including stock or rights to acquire stock) or obligations issued by the Company (the "Company Stock"). All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, including, but not limited to, the voting rights with respect to Company Stock.

         (b) The Trustee may purchase and sell Company Stock for the Plan wherever the Company Stock is traded, in the over-the-counter market or in negotiated transactions. The Trustee shall purchase and sell Company Stock for the Plan on such terms as to price,


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delivery and otherwise as the Trustee determines in its sole discretion. Neither the Company nor any of its subsidiaries or affiliates nor the Committee may exercise any control or influence over the times when, or the prices at which, shares of Company Stock are purchased or sold by the Trustee, the amount of Company Stock to be purchased or sold, the manner in which purchases or sales are made or the selection of the broker or dealer (other than the Trustee itself) through, from or to whom the purchases or sales are executed or made. It is the intent of the Company and the Trustee that the Trustee shall at all times qualify as an "agent independent of the issuer," as that term is used in Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended.

         (c) To the extent that a portion of the assets of the Trust are not invested in Company Stock, the Trustee shall invest and reinvest such assets and keep them invested, without distinction between principal and income, in such securities or in such property, real or personal, wherever situated, as the Trustee shall deem advisable. Such investments may include, but are not limited to, common or preferred stock, bonds and mortgages, mutual funds, common trust funds, group annuity or deposit administration contracts and other evidences of indebtedness or ownership. In making such investments, the Trustee shall not be restricted to securities or other property of the character authorized or required by applicable law from time to time for trust investments.

                                    Section 6
                                    ---------

                              Disposition of Income
                              ---------------------

         During the term of this Trust, all income received by the Trust, net of any expenses and taxes paid from the Trust as provided in this Trust Agreement, shall be accumulated and reinvested.

                                    Section 7
                                    ---------

                            Accounting by the Trustee
                            -------------------------

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued


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interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                                    Section 8
                                    ---------

                          Responsibility of the Trustee
                          -----------------------------

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee or to loan to any person the proceeds of any borrowing against such policy.

         (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.



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                                    Section 9
                                    ---------

                    Compensation and Expenses of the Trustee
                    ----------------------------------------

         The Company shall pay all administrative expenses and the Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. The Trustee's fees shall be mutually agreed to between the Company and the Trustee.

                                   Section 10
                                   ----------

                     Resignation and Removal of the Trustee
                     --------------------------------------

         (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

         (b) The Trustee may be removed by the Company on 30 days' notice or upon shorter notice accepted by the Trustee.

         (c) Upon a Change in Control, as defined in the Plan, the Trustee may not be removed by the Company for one year.

         (d) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         (e) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         (f) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.


                                   Section 11
                                   ----------

                            Appointment of Successor
                            ------------------------

         (a) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment


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



shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                                   Section 12
                                   ----------

                            Amendment or Termination
                            ------------------------

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan, unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

                                   Section 13
                                   ----------

                                  Miscellaneous
                                  -------------

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.



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                                   Section 14
                                   ----------

                                 Effective Date
                                 --------------

         The effective date of this Trust Agreement shall be November 1, 1997.

         IN WITNESS WHEREOF, the undersigned authorized officers of the parties have executed this Trust Agreement as of the date first above written, to be effective as of the date specified in Section 14 hereof.

                                           DOMINION HOMES, INC.


                                           By: /s/ Robert A. Meyer, Jr.
                                               ------------------------------

                                           Its: Senior Vice President
                                                -----------------------------

                                           THE HUNTINGTON TRUST COMPANY, N.A.



                                           By: /s/ Kathleen A. Chapin
                                               ------------------------------

                                           Its: Vice President
                                               ------------------------------



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